Exhibit 99.3
BROKER’S LETTER TO CLIENTS
Relating to
RHP HOTEL PROPERTIES, LP
RHP FINANCE CORPORATION
Offer to Exchange
New $700,000,000 4.750% Senior Notes Due 2027 and Guarantees
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)
for
$700,000,000 4.750% Senior Notes Due 2027 and Guarantees
Pursuant to the Prospectus dated           , 2020
           , 2020
To Our Clients:
Enclosed for your consideration are a Prospectus dated                 , 2020 (as the same may be amended or supplemented from time to time, the “Prospectus”) and a Letter of Transmittal and instructions thereto (the “Letter of Transmittal”) in connection with the offer by RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), to exchange (the “Exchange Offer”) an aggregate principal amount of up to $700,000,000 of their 4.750% Senior Notes due 2027 (the “Exchange Notes”) that have been registered under the Securities Act, for a like principal amount of their outstanding 4.750% Senior Notes due 2027 (the “Old Notes”) upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prospectus.
PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                 , 2020 (THE “EXPIRATION DATE”), UNLESS THE ISSUERS EXTEND IT.
The enclosed materials are being forwarded to you as the beneficial owner of the Old Notes held by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Issuers urge you, as a beneficial owner of Old Notes registered in our name, to contact us promptly if you wish to tender your Old Notes in the Exchange Offer.
Accordingly, we request instructions as to whether you wish to tender any or all such Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, signing and returning to us the “Instructions to Registered Holder from Beneficial Owner” form that appears below. We urge you to read the Prospectus and the Letter of Transmittal carefully before instructing us as to whether or not to tender your Old Notes.
The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Old Notes held by us and registered in our name for your account or benefit.
If we do not receive written instructions in accordance with the below and the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Old Notes held for your account.

INSTRUCTIONS TO REGISTERED HOLDER FROM BENEFICIAL OWNER
The undersigned beneficial owner acknowledges receipt of your letter and the accompanying Prospectus dated                 , 2020 (as the same may be amended or supplemented from time to time, the “Prospectus”), and Letter of Transmittal (the “Letter of Transmittal”), relating to the offer (the “Exchange Offer”) by RHP Hotel Properties, LP, a Delaware limited partnership, and RHP Finance Corporation, a Delaware corporation (together, the “Issuers”), to exchange an aggregate principal amount of up to $700,000,000 of their Exchange Notes that have been registered under the Securities Act for a like principal amount of their outstanding Old Notes, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.
This will instruct you, the registered holder, to tender the principal amount of the Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal.
Box 1 ☐ Please tender the Old Notes held by you for my account, as indicated below.
Box 2 ☐ Please do not tender any Old Notes held by you for my account.
Date:
If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Notes, including but not limited to the representations that the undersigned (i) is not an “affiliate,” as defined in Rule 405 under the Securities Act, of the Issuers, (ii) is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of Exchange Notes, (iii) is acquiring the Exchange Notes in the ordinary course of its business and (iv) is not a broker-dealer tendering Old Notes acquired for its own account directly from the Issuers. If a holder of the Old Notes is an affiliate of the Issuers, is not acquiring the Exchange Notes in the ordinary course of its business, is engaged in or intends to engage in a distribution of the Exchange Notes, has any arrangement or understanding with respect to the distribution of the Exchange Notes to be acquired pursuant to the Exchange Offer or is a broker-dealer that acquired private notes directly from the Issuers for its own account and not as a result of market making-activities or other trading activities, such holder may not rely on the applicable interpretations of the Staff of the Securities and Exchange Commission relating to exemptions from the registration and prospectus delivery requirements of the Securities Act and must comply with such requirements in connection with any secondary resale transaction of the Exchange Notes.
Signature(s)
Principal Amount of Old Notes to be Tendered:*
$ (Must be in minimum denominations of $2,000 and integral multiple(s) of $1,000 in excess thereof.)
*Unless otherwise indicated, the entire principal amount held for the account of the beneficial owner will be tendered.

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